UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2006
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
Fannie Mae

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW
Washington, DC		20016
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report):
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As part of Fannie Mae’s annual compensation review, on April 24, 2006 and April 25, 2006, the Board of Directors of Fannie Mae and the Compensation Committee of the Board established 2006 corporate performance goals and award targets for cash bonus awards for executive officers and other employees under the company’s Annual Incentive Plan.
Compensation Philosophy
Compensation of Fannie Mae’s executive officers is determined annually and generally consists of three components: (i) salary, (ii) cash bonuses under the Annual Incentive Plan, and (iii) variable long-term incentive awards. On February 8, 2006, the Board determined the 2006 salary, 2005 cash bonuses and variable long-term incentive awards for Fannie Mae’s executive officers, as previously disclosed in Fannie Mae’s Form 8-K filed on February 10, 2006. In determining compensation for the company’s named executive officers and other members of senior management, the goal of the Compensation Committee and the Board is to ensure, as required under the Fannie Mae Charter Act, that Fannie Mae’s compensation is reasonable and comparable with the compensation of executives in other similar businesses that involve similar duties and responsibilities. In addition, the Board’s and the Compensation Committee’s actions with respect to the compensation of senior officers who are “OFHEO-designated executive officers” (which is a broader group of officers than those Fannie Mae refers to as “executive officers” under SEC rules) are discussed with the Office of Federal Housing Enterprise Oversight, or OFHEO, in advance and are taken only after the views of OFHEO are received.
The components of executive compensation also reflect the philosophy of the Board and the Compensation Committee that the portion of an employee’s compensation that is based on Fannie Mae common stock and vests over time should increase with seniority. This structure is intended to align closely the interests of Fannie Mae’s executive officers with company performance and the interests of the shareholders.
The Board and the Compensation Committee’s decisions discussed below are consistent with, and continue, the change in compensation philosophy that the Board and the Compensation Committee adopted in 2005. This change in approach includes the decision to measure management’s performance against a broad set of corporate objectives rather than focusing predominantly on earnings per share. It also includes a decision to continue targeting total compensation for senior management at the 50th percentile of companies in Fannie Mae’s standard comparison group (which consists of diversified financial companies that are comparable to Fannie Mae in terms of factors such as asset size, lines of business, and market capitalization).
Annual Incentive Plan
Fannie Mae’s Annual Incentive Plan governs the payment of annual cash incentive awards, or cash bonuses, to Fannie Mae’s management-level employees, including executive officers. Under the plan, both corporate performance goals and individual award targets are established for each year and, as a result, the amount of the cash bonus that any officer or management-level employee actually receives for performance during any calendar year depends both on Fannie Mae’s achievement of the corporate performance goals for that year and on the officer’s or employee’s achievement of his or her individual goals.
On April 24, 2006, pursuant to the terms of the plan, the Compensation Committee established the 2006 bonus award targets for Fannie Mae’s executive officers and management-level employees, and on April 25, 2006, the Board approved the five corporate performance goals for 2006 that are described in the “Corporate Performance Goals for 2006” section below. After December 31, 2006, the Compensation Committee, with input from other Board committees, will evaluate corporate performance against the goals and, based on that evaluation, will establish the level of funding for the pool from which bonuses will be paid. After the pool is funded, individual bonus amounts, if any, for each executive officer and management-level employee will be determined based on the individual’s performance. The determination will be made by the Board for executive vice presidents, by the independent members of the Board for the chief executive officer, by the Compensation Committee for senior vice presidents and by management for other officers and employees participating in the plan. Bonuses to OFHEO-designated executive officers are currently subject to OFHEO approval per the Company’s capital restoration plan, which was finalized with OFHEO in February 2005.
Corporate Performance Goals for 2006
The Board has set the following performance goals for the company for 2006:
•	Regulation and Restatement: Stabilize the company by (a) building strong and productive relationships with regulators; (b) restating prior period financial statements; (c) managing capital surplus; and (d) building relationships with investors;

•	Business Results: Optimize the company’s business model and generate shareholder value through key initiatives;

•	Mission Results: Fulfill Fannie Mae’s affordable housing mission goals by increasing liquidity to make U.S. housing more affordable and making an impact in highly disadvantaged communities;

•	Operations and Controls: Instill operational discipline into all functions, resulting in stronger processes, reduced risk, and compliance with Sarbanes-Oxley requirements; and

•	Customers and Employees: Renew the company’s culture to achieve the company’s objectives by (a) demonstrating service, engagement, accountability and good management; (b) reenergizing diversity programs; and (c) renewing our people strategy.
The goals for 2006 are similar to the company’s goals for 2005 with the addition in 2006 of the goal to optimize the company’s business model and generate shareholder value. Prior to 2005, performance goals for the Annual Incentive Plan were tied to growth in earnings per share of Fannie Mae’s common stock.
The Board also determined that for employees in the company’s Internal Audit department and in the company’s Office for Compliance, Ethics and Investigations, 2006 performance goals will be based on achievement of goals tailored specifically to these departments’ unique roles in the company, rather than achievement of corporate-wide performance goals. As a result, bonuses for management level employees in the company’s Internal Audit department and in its Office of Compliance, Ethics and Investigations will be paid from separate bonus pools that will be funded at levels based on achievement of department-specific goals. Attainment of these goals will be determined by the Board’s Audit Committee in the case of the Internal Audit department and the Board’s Compliance Committee in the case of the Office of Compliance, Ethics and Investigations. The Board believes this system will help ensure the independence and objectivity of these departments.
Award Target Amounts
In conjunction with the establishment of corporate performance goals, the Compensation Committee approved individual bonus award targets under the Annual Incentive Plan for each management group employee, including each executive officer. These targets are established as a percentage of base salary. As previously disclosed, in November 2005, in connection with their appointments to their current positions, salaries and bonus award targets were established for Daniel H. Mudd, President and Chief Executive Officer, Michael J. Williams, Executive Vice President and Chief Operating Officer, and Robert J. Levin, Executive Vice President and Chief Business Officer. For 2006, none of these three executive officers received an increase in base salary or bonus award target.
The table below shows the 2006 salary and bonus award target for each of Fannie Mae’s named executive officers.

2006 Salary and Bonus Award Target

		Bonus Award
Name and Title(1)	Salary	Target(2)
Daniel H. Mudd President and Chief Executive Officer	$950,000	275%
Robert J. Levin Executive Vice President and Chief Business Officer	$750,000	220%
Michael J. Williams Executive Vice President and Chief Operating Officer	$650,000	190%
Peter S. Niculescu Executive Vice President —Capital Markets	$539,977	165%
Julie St. John Executive Vice President and Chief Information Officer	$529,642	165%
(1)	In accordance with current SEC requirements, Fannie Mae’s named executive officers are the President and Chief Executive Officer and the four other executive officers of Fannie Mae as of December 31, 2005 who received the highest compensation for 2005. It should be noted that Fannie Mae’s executive officers were joined by a new Chief Financial Officer and a new General Counsel after December 31, 2005.

(2)	Bonus award targets are measured as a percentage of base salary.
The amount of the cash bonus any individual will receive for 2006 under the Annual Incentive Program depends on Fannie Mae’s corporate performance during 2006 compared to the 2006 corporate performance goals, as well as on the individual’s performance against his or her goals. Once the Board has evaluated corporate performance and the total amount of the bonus pools has been determined, individual awards will be determined based on the individual’s performance. An individual’s award may be less than, equal to, or greater than the individual’s target. Aggregate awards cannot be greater than the total amount of the bonus pool.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Beth A. Wilkinson

Beth A. Wilkinson
Executive Vice President and General Counsel
Date: April 28, 2006

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